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                                                                      Exhibit 21

                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    LIST OF SUBSIDIARIES AT DECEMBER 28, 2002

                                             STATE OF OTHER          PERCENT OF VOTING
                                            JURISDICTION OF           SECURITIES OWNED
               PARENT                        INCORPORATION               BY PARENT
               ------                       ---------------          -----------------
Escalade, Incorporated                          Indiana

Subsidiaries
   Indian Industries, Inc. (1)                  Indiana                     100%
   Martin Yale Industries, Inc. (1)             Indiana                     100%
   Harvard Sports, Inc. (1)                    California                   100%
   Master Products Manufacturing
     Company, Inc. (1)                         California                   100%
   Indian-Martin AG (1)                       Switzerland                   100%
   EIM Company, Inc. (1)                         Nevada                     100%
   SOP Services, Inc. (1)                        Nevada                     100%
   U. S. Weight, Inc. (1)                       Illinois                    100%

(1) Each subsidiary company so designated has been included in Consolidated Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.


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